**AMENDMENT TO AMENDED AND RESTATED
MASTER LEASE AGREEMENT**

THIS AMENDMENT TO AMENDED AND RESTATED MASTER LEASE AGREEMENT (this "Amendment") is made and entered into as of March ____, 2018 (the "Effective Date") by and between **SPIRIT SPE PORTFOLIO 2006-3, LLC**, a Delaware limited liability company ("Landlord") and **PAMIDA STORES OPERATING CO., LLC**, a Delaware limited liability company ("Tenant").

WHEREAS, Landlord and Tenant entered into that certain Amended and Restated Master Lease dated as of June 1, 2016 (as amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the "Lease"), with respect to the real property and improvements more particularly described in the Lease. Terms not defined in this Amendment have the meanings given to them in the Lease.

WHEREAS, Landlord and Tenant desire to modify the Lease to clarify their agreement regarding the Tenant's option to defer payment of Monthly Base Rent as set forth in and limited by Article 34 of the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. **Rent Deferral.** Article 34 of the Lease is hereby deleted in its entirety and replaced with the following:

"34.01 Provided the below listed conditions are satisfied, Tenant shall have three (3) individual options, exercisable upon at least sixty (60) days written notice to Landlord (each such notice, a "Deferral Notice"), to defer payment of the Monthly Base Rent (the "Deferred Rent") for up to one (1) month each; provided, however, that if Tenant shall exercise more than one option to defer Monthly Base Rent, such months shall not be consecutive. Interest at the rate of eleven percent (11%) per annum shall accrue on the Deferred Rent from and after the commencement of the applicable rent deferral period, and such interest, together with the Deferred Rent, shall be due and payable on the date which immediately precedes the first anniversary of the commencement of the applicable rent deferral period. The repayment of the Deferred Rent, together with the interest as stated above, shall be secured by a second priority lien (subject to liens, claims or encumbrances permitted by Section 9.8 of the ABL Facility (as in effect on the date hereof) on the interests of Tenant in its assets, which are subject to a first priority liens for a loan made by Wells Fargo Bank, National Association, as agent, and lenders (collectively, "Tenant's Lenders"), pursuant to an asset based credit facility, dated as of February 7, 2012, as amended, supplemented, modified, renewed or extended from time to time) made by and between Tenant and Tenant's Lenders (the "ABL Facility"). Tenant shall provide a Deferral Notice to Landlord as to each Deferred Rent option it elects to exercise, and such Deferral Notice shall contain the date on which such deferral will commence. Tenant shall have the right to defer Monthly Base Rent as set forth above provided the following conditions are satisfied:

(a) Tenant shall have granted to Landlord a perfected second priority security interest in the Collateral (as defined in the ABL Facility), which security interest shall not be junior to any other liens, claims or encumbrances except (1) the first priority security interest in favor of ABL Facility and (2) liens, claims or encumbrances permitted by Section 9.8 of the ABL Facility (as in effect on the date hereof);

(b) The execution and delivery of a security agreement and an intercreditor agreement (and, for the avoidance of doubt, no other security or collateral documents), in each case, shall be, in form and substance, reasonably satisfactory to Landlord; and

(c) Tenant shall not have, or be subject to, any contractual restrictions or limitations which prevent its ability to repay the Deferred Rent in accordance with this Article 34.

2. **Ratification**. Except as expressly stated herein, the Lease shall remain in full force and effect. If there is a conflict between the Lease and the terms of this Amendment, the terms of this Amendment shall control.

3. **Counterparts**. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original. The delivery of an executed copy of this Amendment by facsimile or electronic mail transmissions shall have the same force and effect as the delivery of the original, signed copy of this Amendment.

[Signatures appear on following page(s)]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

LANDLORD:

SPIRIT SPE PORTFOLIO 2006-3, LLC, a Delaware limited liability company

By: Spirit SPE Manager, LLC, a Delaware limited liability company, its manager

By: ______________________
Name: ______________________
Title: ______________________

TENANT:

PAMIDA STORES OPERATING CO., LLC, a Delaware limited liability company

By: [signature]
Name: Russell Steinhorst
Title: CEO